________________________________________________________________________________
________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

    [ ] Preliminary Proxy Statement

    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    [x] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PARAVANT INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

                            -------------------

Payment of Filing Fee (Check the appropriate box):

    [x] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

            ____________________________________________________________________

        (2) Aggregate number of securities to which transaction applies:

            ____________________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

       (4) Proposed maximum aggregate value of transaction:

            ____________________________________________________________________

       (5) Total fee paid:

            ____________________________________________________________________

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid: ___________________

        (2) Form, Schedule or Registration No.: ___________________

        (3) Filing Party: ___________________

        (4) Date Filed: ___________________


________________________________________________________________________________
________________________________________________________________________________

                                 PARAVANT INC.
                    89 HEADQUARTERS PLAZA NORTH, SUITE 1421
                          MORRISTOWN, NEW JERSEY 07960


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 22, 2001

Dear Shareholder:

On Thursday, March 22, 2001, Paravant Inc. will hold its 2001 Annual Meeting of Shareholders at the offices of its subsidiary Paravant Computer Systems, Inc. at 3520 Dixie Highway N.E., Palm Bay, Florida 32905. The meeting will begin at 10:00 a.m., Eastern Time.

We are holding this meeting to:

    1. Elect eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

    2. Approve the Paravant Inc. Employee Stock Purchase Plan;

    3. Approve the Paravant Inc. Stock Incentive Plan; and

    4. Attend to other business properly presented at the meeting.

Your Board of Directors has selected January 22, 2001 as the record date for determining shareholders entitled to vote at the meeting.

THIS PROXY STATEMENT, PROXY CARD AND PARAVANT'S 2000 ANNUAL REPORT TO SHAREHOLDERS ARE BEING MAILED ON OR ABOUT JANUARY 26, 2001. EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY NOT PLAN TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                      By Order of the Board of Directors,

                                      /s/ JAMES E. CLIFFORD

                                      JAMES E. CLIFFORD
                                      Vice President of Mergers and Acquisitions and Secretary

Morristown, New Jersey
January 24, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS.......................................    1
PROPOSALS YOU MAY VOTE ON...................................    2
    Proposal 1. Election of Directors.......................    2
    Proposal 2. Approval of the Paravant Inc. Employee Stock
     Purchase Plan..........................................    4
    Proposal 3. Approval of the Paravant Inc. Stock
     Incentive Plan.........................................    7
STOCK OWNERSHIP.............................................   12
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   12
DIRECTORS AND EXECUTIVE OFFICERS............................   13
EXECUTIVE COMPENSATION......................................   16
    Summary Compensation Table..............................   16
    Option Grants During Fiscal Year 2000...................   16
    Option Exercises During Fiscal Year 2000 and Fiscal Year
     End Option Values......................................   17
    Incentive Stock Option Plan.............................   17
    Description of Employment Agreements, Severance
     Arrangements and Change of Control Arrangements........   18
CERTAIN TRANSACTIONS........................................   19
AUDIT COMMITTEE REPORT......................................   21
INFORMATION CONCERNING INDEPENDENT AUDITORS.................   22
SHAREHOLDER PROPOSALS.......................................   22
OTHER MATTERS...............................................   22
ANNUAL REPORT...............................................   22

Appendix A: CHARTER OF THE AUDIT COMMITTEE..................  A-1
Appendix B: PARAVANT INC. EMPLOYEE STOCK PURCHASE PLAN......  B-1
Appendix C: PARAVANT INC. STOCK INCENTIVE PLAN..............  C-1

                             QUESTIONS AND ANSWERS

Q: WHY DID YOU SEND ME THIS PROXY STATEMENT?

A: We sent this proxy statement and the enclosed proxy card because Paravant's
   Board of Directors is soliciting your proxy to vote your shares at Paravant's 2001 Annual Meeting of Shareholders. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ('SEC') and which is designed to assist you in voting.

Q: WHEN IS THE ANNUAL MEETING AND WHERE WILL IT BE HELD?

A: The Annual Meeting will be held on Thursday, March 22, 2001, at 10:00 a.m. at the offices of its subsidiary Paravant Computer Systems, Inc. at 3520 Dixie Highway N.E., Palm Bay, Florida 32905.

Q: WHAT MAY I VOTE ON?

A: The following matters:

     the election of eight directors to hold office until the next Annual Meeting of Shareholders;

     Approval of the Paravant Inc. Employee Stock Purchase Plan; and

     Approval of the Paravant Inc. Stock Incentive Plan.

Q: HOW DOES PARAVANT'S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

A: Paravant's Board recommends a vote FOR each of the proposals.

Q: WHO IS ENTITLED TO VOTE?

A: Only those who owned Paravant common stock at the close of business on January 22, 2001 (the 'Record Date') are entitled to vote at the Annual Meeting.

Q: HOW DO I VOTE?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by notifying Paravant's Corporate Secretary;

     voting in person; or

     returning a later-dated proxy card.

Q: HOW MANY SHARES CAN VOTE?

A: As of the Record Date, 17,825,518 shares of Paravant's common stock were issued and 17,741,548 shares were outstanding. Every Paravant shareholder is entitled to one vote for each share of common stock held on the Record Date.

Q: WHAT IS A 'QUORUM'?

A: A 'quorum' is a majority of the outstanding shares of Paravant's common stock. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and a proposal must receive more than 50% of the shares voting to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum (but an abstention will not be counted in the tally of votes FOR or AGAINST a proposal). Broker 'non-votes' (proxies received from brokers or other nominees indicating that they have not received voting instructions from the beneficial owner or the matter for which the brokers or nominees do not have discretionary authority) will be treated as shares present, but not voting.

Q: HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to William R. Craven, Paravant's President and Chief Executive Officer and John C. Zisko, Paravant's Vice President, Chief Financial Officer and Treasurer, or either of them, to vote on such matters at their discretion.

Q: WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF
   SHAREHOLDERS DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than September 30, 2001, to James E. Clifford, Vice President of Mergers and Acquisitions and Secretary, Paravant Inc., 89 Headquarters Plaza North, Suite 1421, Morristown, New Jersey 07960.

Q: WHO WILL PAY FOR THIS PROXY SOLICITATION?

A: Paravant will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

                           PROPOSALS YOU MAY VOTE ON

PROPOSAL 1. ELECTION OF DIRECTORS

    At the Annual Meeting, you and the other shareholders will elect the eight individuals to serve as directors until the 2002 Annual Meeting. The Board of Directors has nominated Krishan K. Joshi, Richard P. McNeight, William R. Craven, James E. Clifford, C. Hyland Schooley, Michael F. Maguire, John P. Singleton and Paul E. Blackwell to stand for re-election at the Annual Meeting. Detailed information on each nominee is provided on pages 11 to 13 below. Each of the nominees for director is a current member of the Board of Directors.

    The individuals named as proxies will vote the enclosed proxy for the re-election of Messrs. Joshi, McNeight, Craven, Clifford, Schooley, Maguire, Singleton and Blackwell unless you direct them to withhold your votes. If any nominee becomes unable or unwilling to stand for re-election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

    The full Board of Directors considers all major decisions concerning Paravant. However, the Board has established the following three standing committees in order that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

        Compensation Committee. The Compensation Committee reviews and approves Paravant's compensation plans covering the executive officers; reviews the competitiveness of Paravant's total compensation practices; and determines the annual base salary and incentive awards to be paid to the executive officers. All recommendations regarding compensation arrangements for Mr. Joshi are made by Mr. Maguire and Mr. Singleton only. The members of the Compensation Committee are currently Krishan K. Joshi, James E. Clifford, Michael F. Maguire and John P. Singleton. The Compensation Committee held two meetings in fiscal 2000.

        Audit Committee. The Audit Committee reviews the professional services and independence of Paravant's independent auditors, and Paravant's accounts, procedures and internal controls. The Audit Committee recommends to the Board of Directors for appointment the firm selected to be independent public accountants for Paravant and monitors the performance of such accounting firm; reviews and approves the scope of the annual audit; reviews and evaluates with the independent public accountants Paravant's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on Paravant that may be brought to its attention by management, the independent accountants or the Board; and evaluates all public financial reporting documents of Paravant. The members of the Audit Committee are currently Michael F. Maguire, John P. Singleton and William R. Craven. The Audit Committee held three meetings in fiscal 2000.

        The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

        Under the charter, members of the audit committee are required to be 'independent' (as defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards) from and after June 1, 2001. Currently two members of the audit committee are, and one is not, independent (as so defined). Mr. Craven is the President and Chief Executive Officer of Paravant. Inasmuch as Mr. Craven continues to serve and Paravant has a limited number of directors, it was considered in the best interest of Paravant for him to remain a member of the Audit Committee at this time.

        Stock Option Committee. The Stock Option Committee is responsible for selecting the recipients of options to purchase shares of Paravant's common stock, determining the terms and conditions and number of shares of common stock subject to each option and making any other determinations necessary or advisable for the administration of Paravant's Incentive Stock Option Plan and Non-Employee Director Stock Option Plan (other than the grant of options under the Non-Employee Director Stock Option Plan). The members of the Stock Option Committee are currently Krishan K. Joshi, James E. Clifford, Michael F. Maguire and John P. Singleton. The Stock Option Committee did not hold any meetings in fiscal 2000.

    Paravant does not have a nominating committee. This function is performed by the Board of Directors. The Board of Directors met five times during fiscal 2000. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served during fiscal 2000.

COMPENSATION OF DIRECTORS

    Directors who are not employees of Paravant are paid $12,000 annually plus $1,000 for each Board meeting attended and $500 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of Paravant receives separate compensation for services rendered as a director.

    Nonemployee Directors' Stock Option Plan. In order to attract and retain the services of members of the Board of Directors who are not employees of Paravant and to provide them with increased motivation and incentive to exert their best efforts on behalf of Paravant by enlarging their personal stake in Paravant, Paravant has adopted the Nonemployee Director Stock Option Plan, pursuant to which stock options covering an aggregate of 225,000 shares of common stock may be granted to such nonemployee directors. The options granted under the this plan are 'nonqualified options' (i.e., options that do not qualify as incentive stock options under the Internal Revenue Code).

    Pursuant to this plan, an option for the purchase of 10,000 shares at the then-current fair market value of the common stock is be granted to each nonemployee director upon such director's initial election or appointment as a nonemployee director and at the annual meeting of the Board immediately following the annual meeting of shareholders, subject in each case to such shares being available for options under this plan. If an insufficient number of shares remain available for the grant of such options under this plan, the remaining shares that are available will be granted with such remaining shares prorated among the nonemployee directors. In accordance with the terms of this plan, options for the purchase of 10,000 shares at $3.125 per share were granted to each of Messrs. Maguire and Singleton in March 2000 and options for the purchase of 10,000 shares at $2.313 per share were granted to Mr. Blackwell upon his initial appointment to the Board in May 2000.

    Nonemployee Directors' Special Stock Options. In addition to the stock options granted under the Nonemployee Director Stock Option Plan, Paravant has granted special options to the nonemployee directors on certain occasions. On December 15, 1998, Paravant granted options for the purchase of 11,000 shares of common stock at $2.125 per share to Mr. Singleton. These special options were generally granted in appreciation for extra efforts made by Mr. Singleton on behalf of Paravant. Although not granted under the Nonemployee Directors' Stock Option Plan, these special options are nonqualified and are subject to terms substantially similar to those applicable to options granted under the Nonemployee Directors' Stock Option Plan.

VOTE REQUIRED AND BOARD RECOMMENDATION

    The eight nominees for re-election as directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the eight nominees for director who receive the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. A properly executed proxy marked 'WITHHOLD AUTHORITY' with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Your Board of Directors unanimously recommends a vote FOR each of the nominees for re-election as a director.

PROPOSAL 2. APPROVAL OF THE PARAVANT INC. EMPLOYEE STOCK
PURCHASE PLAN

    The Board of Directors recommends a vote 'FOR' the approval of the Paravant Inc. Employee Stock Purchase Plan (the 'Stock Purchase Plan'). The full text of the Stock Purchase Plan is attached to this Proxy Statement as Appendix B, and you are urged to refer to it for a complete description of the Stock Purchase Plan. The summary of the principal features of the Stock Purchase Plan, which follows, is qualified by reference to Appendix B.

    The purpose of the Stock Purchase Plan is to provide eligible employees of Paravant and its subsidiaries with an opportunity to acquire common stock of Paravant through accumulated payroll deductions. The Board of Directors adopted the Stock Purchase Plan in December 2000 to become effective as of July 1, 2001. In order for Paravant's employees to receive the tax treatment described under 'Certain Federal Income Tax Effects,' the federal income tax rules require that the Stock Purchase Plan be approved by Paravant's shareholders within twelve months of its adoption by the Board of Directors. If the shareholders do not approve the Stock Purchase Plan at the Annual Meeting, the Board of Directors intends to terminate the Stock Purchase Plan as soon as practicable following the Annual Meeting.

    Paravant has reserved 350,000 shares of common stock to be issued pursuant to the Stock Purchase Plan.

PRINCIPAL FEATURES OF THE STOCK PURCHASE PLAN

    Administration. The Stock Purchase Plan is administered by a committee of no fewer than three members of the Board appointed by the Board. The committee shall have plenary

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


discretionary authority to construe and interpret the provisions of the Stock Purchase Plan, to adopt rules and regulations for administering the Stock Purchase Plan and to make all other determinations deemed necessary or advisable for administering the Stock Purchase Plan. Every determination made by the committee shall be conclusive.

    Securities Subject to the Stock Purchase Plan. The Stock Purchase Plan covers 350,000 shares of Paravant's common stock, subject to adjustment as discussed below. If the total number of shares that would otherwise be subject to purchase on an Offering Termination Date (as defined below) exceeds the number of shares then available under the Stock Purchase Plan, Paravant will make a pro rata allocation of the shares remaining available.

    The Stock Purchase Plan provides that, in the event of any increase, reduction, or change or exchange of shares of common stock for a different number or kind of shares or other securities of Paravant by reason of specified events, the committee will determine the appropriate adjustments, if any, to be made under the Stock Purchase Plan. In the event of the dissolution or liquidation of Paravant, or upon a reorganization or merger of Paravant where Paravant is not the surviving corporation, or upon a sale of all or substantially all of the assets of Paravant, the holder of each outstanding option under the Stock Purchase Plan shall be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share of Paravant common stock as to which such option shall be exercised, as near as reasonably may be determined, the cash, securities and/or property to which a holder of a share of Paravant common stock was entitled to receive at the time of such transaction.

    Eligibility. An eligible employee is any person who is employed by Paravant or one of its designated subsidiaries on a given enrollment date and who has completed 90 days' employment. As of December 31, 2000, Paravant estimates that there are approximately 220 employees who are eligible to participate in the Stock Purchase Plan, three of whom are executive officers of Paravant.

    Offering Period. An offering period is each period of approximately six months, commencing on July 1 and terminating December 31, or commencing on January 1 and terminating on June 30. Each July 1 and January 1 is an 'Offering Commencement Date' and each December 31 and June 30 is an 'Offering Termination Date.' The first offering period will commence on July 1, 2001 and will terminate on December 31, 2001.

    Enrollment. Each eligible employee is entitled to participate in the Stock Purchase Plan as of the first Offering Commencement Date following the date on which the employee first becomes an eligible employee by completing an authorization form and delivering it to Paravant's Chief Financial Officer on or before the date set for enrollment by the committee. On each Offering Commencement Date, each participant in such offering period shall be granted an option to purchase on the Offering Termination Date up to a number of shares of common stock determined by (i) multiplying the percentage of such participant's base pay which he or she elected to have withheld by such participant's base pay during the offering period, and (ii) dividing such amount by 85% of the fair market value of a share of common stock on the Offering Commencement Date. No participant shall be granted an option under the Stock Purchase Plan (i) if, immediately after the grant, the participant would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of Paravant, or
(ii) which permits his or her rights to purchase stock under all employee stock purchase plans of Paravant to accrue at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

    Payroll Deductions. A participant may authorize a payroll deduction of any whole percentage from one percent to ten percent of base pay in effect at each Offering Commencement Date. All payroll deductions made by a participant and not previously used for stock purchases will be credited to the participant's account under the Stock Purchase Plan. No interest shall accrue on the payroll deductions credited to a participant's account. A participant may not make any additional payments into the account.

    Purchase of Stock. Unless a participant withdraws from the Stock Purchase Plan, the participant's election to purchase shares will be exercised automatically on each Offering Termination Date, and the maximum number of full shares will be purchased for the participant at the applicable purchase price with the accumulated payroll deductions in the participant's account. The purchase price per share of the common stock subject to an offering will be the lower of (i) 85% of the fair market value of a share of common stock on the Offering Commencement Date or (ii) 85% of the fair market value of a share of common stock on the Offering Termination Date (the 'Purchase Price'). Fair market value of a share, on a given date, is the closing price per share reported on the Nasdaq National Market System or the Nasdaq SmallCap Market.

    Withdrawal; Termination of Employment. A participant may withdraw the payroll deductions credited to his or her account that have not been used to purchase shares of common stock under the Stock Purchase Plan at any time by giving written notice to Paravant's Chief Financial Officer. All payroll deductions credited to the participant's account will be paid to a participant promptly after receipt of the participant's notice of withdrawal. In the event of such a withdrawal, the participant's eligibility to participate in the Stock Purchase Plan for the offering period in which the withdrawal occurs will be automatically terminated, and no further payroll deductions for the purchase of shares of common stock will be made for the partic ipant during such offering period.

    Upon termination of a participant's employment with Paravant or a designated subsidiary during an offering period for any reason, including involuntary termination or retirement, the payroll deductions credited to the participant's account (that have not been used to purchase shares of common stock) will be returned to the participant or, in the case of such participant's death, to the person or persons entitled thereto. Upon termination of a participant's employment with Paravant or a designated subsidiary during an offering period because of his or her death, his or her beneficiary shall have the right to elect, by written notice to the Chief Financial Officer of Paravant prior to the earlier of the Offering Termination Date or 60 days after the death, to either
(i) withdraw all payroll deductions credited to the participant's account (that have not been used to purchase shares of common stock) or (ii) exercise the participant's option to purchase shares of common stock on the next Offering Termination Date; in the event no timely election is received, the beneficiary shall automatically be deemed to have elected option (ii) above.

    Transferability. Neither payroll deductions credited to a participant's account nor any rights to purchase or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the participant in any way (other than by will, the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that Paravant may treat such act as an election to withdraw funds.

    Amendment; Termination. The Board may terminate or amend the Stock Purchase Plan at any time, except that the Board shall not, without shareholder approval, increase the maximum number of shares which may be issued under the Stock Purchase Plan or amend the requirements as to the class of eligible employees. Termination or amendment of the Stock Purchase Plan will not adversely affect purchase rights during the then-current offering period without the consent of the affected participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following is a brief summary of the principal federal income tax consequences of participating in the Stock Purchase Plan under current laws and regulations. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND, AMONG OTHER THINGS, DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. The Stock Purchase Plan is intended to be an 'employee stock purchase plan' as defined in Section 423 of the Code. Amounts deducted from a participant's pay under the Stock Purchase Plan are included in the participant's compensation subject to federal income and social security taxes.

    A participant will not recognize any additional income at the time he or she elects to participate in the Stock Purchase Plan or purchases shares of common stock under the Stock Purchase Plan.

    If shares of common stock are sold after the expiration of two years or more from the first day of the offering period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Offering Termination Date, any profit up to 15% of the market value of the shares at the beginning of the offering period is taxable as ordinary income, and any further profit is taxable as long-term capital gain and any loss is treated as long-term capital loss. Shares of common stock sold or otherwise disposed of, including by way of gifts, before the expiration of two years from the first day of the offering period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Offering Termination Date are considered disqualifying dispositions.

    If the participant disposes of shares of common stock prior to the expiration of two years from the date of grant (the Offering Commencement Date) and prior to the expiration of one year from the Offering Termination Date, the difference between the price paid by the participant and the market value of the shares at the date of purchase (the Offering Termination Date) is taxable as ordinary income and the difference between the amount received by the participant on the disposition of such shares and the market value of the shares at the date of purchase is treated as short-term capital gain or loss (or long-term capital gain or loss if the shares have been held more than one year). In addition, Paravant will be entitled to a tax deduction for the difference between the price paid by the participant and the market value of the shares at the date of purchase (last day of the offering period in which the shares were purchased). Therefore, if the participant disposes of any shares received under the Stock Purchase Plan within the time frame described above, the participant must notify Paravant of the disposition by forwarding the sale information to Paravant. It is important that Paravant track such dispositions for its own tax filings. At any time, Paravant may, but will not be obligated to, withhold from the participant's compensation the amount necessary for Paravant to meet applicable withholding obligations, including any withholding required to make available to Paravant any tax deductions or benefits attributable to the sale or early disposition of shares by the participant.

NEW PLAN BENEFITS

    Because levels of participation, rates of deferral and the eventual purchase price are not currently known, the future benefits to be distributed under the Stock Purchase Plan are not determinable at this time.

VOTES REQUIRED AND BOARD RECOMMENDATION

    The Stock Purchase Plan provides employees of Paravant and its subsidiaries with an opportunity to purchase shares of common stock through payroll deductions. The Board of Directors believes that ownership of common stock by its employees will provide incentives for the employees to contribute materially to the continued success of Paravant. Approval of the Stock Purchase Plan by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies named in the proxy card intend to vote 'for' the approval of the Stock Purchase Plan unless otherwise instructed on the proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' APPROVAL OF THE PARAVANT INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3. APPROVAL OF THE PARAVANT INC. STOCK INCENTIVE PLAN

    The Board of Directors recommends a vote 'FOR' the approval of the Paravant Inc. Stock Incentive Plan (the 'Stock Incentive Plan'). The full text of the Stock Incentive Plan is attached to this Proxy Statement as Appendix C, and you are urged to refer to it for a complete description of the Stock Incentive Plan. The summary of the principal features of the Stock Incentive Plan, which follows, is qualified by reference to Appendix C.

    Paravant's existing plan for incentive compensation is the Incentive Stock Option Plan described on page 15 below (the 'Incentive Plan'). The Incentive Plan provides for the grant of stock options to officers, directors and key employees of Paravant for up to 2,955,000 shares of common stock. Through January 1, 2001, options to purchase 261,536 shares of common stock remained available for grant under the Incentive Plan. Once those shares are exhausted, no additional grants will be possible without amending the Incentive Plan and obtaining shareholder approval. The Board of Directors believes that the Incentive Plan is too restrictive with respect to the types of awards that are permitted. Accordingly, the Board has elected not to further amend the Incentive Plan and in its place has adopted the Stock Incentive Plan, a more comprehensive plan that will provide Paravant with the necessary flexibility.

    The Board has approved the Stock Incentive Plan, subject to shareholder approval. The purpose of the Stock Incentive Plan is to provide key employees, independent contractors and other persons who contribute materially to the success and profitablity of Paravant with incentives in the form of grants of incentive stock options, nonqualified stock options, restricted stock and stock bonuses. The grants are intended to give such persons a proprietary interest in Paravant, thus enhancing their personal interest in Paravant's continued success and progress. Additionally, the Stock Incentive Plan is intended to assist Paravant and its subsidiaries in attracting and retaining key persons.

    Paravant has reserved 2,700,000 shares of common stock for issuance under awards pursuant to the Stock Incentive Plan.

PRINCIPAL FEATURES OF THE STOCK INCENTIVEPLAN

    Administration. The Stock Incentive Plan will be administered by the Board of Directors or a committee of, and appointed by, the Board of Directors (in either case, the 'Committee'). The Committee shall have exclusive authority select recipients of awards under the Stock Incentive Plan, to establish terms of awards, and to make all other determinations necessary or advisable under the Stock Incentive Plan. The Committee shall have full and exclusive power to construe and interpret the Stock Incentive Plan and to prescribe rules and regulations relating to the Stock Incentive Plan. Any determinations made by the Committee will be final and binding on all persons.

    The selection of any Paravant officer or director as an award recipient under the Stock Incentive Plan and the timing, price and number of shares for which an award may be granted to such person will be determined by either the Board or a committee or two or more persons, all of whom are non-employee directors within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934.

    Securities Subject to the Stock Incentive Plan. The maximum aggregate number of shares of Paravant common stock that may be subject to awards under the Stock Incentive Plan is 2,700,000, subject to adjustment as discussed below. If an award should expire or become unexercisable for any reason prior to exercise, the shares that were subject to such award shall be available for other awards under the Stock Incentive Plan. Up to 1,500,000 of the shares subject to the Stock Incentive Plan may be used for Performance Based Options (as defined below).

    The Stock Incentive Plan provides that, in the event of any reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or other expansion or contraction of Paravant common stock, the number and class of shares for which awards may be authorized, the number and class of shares then subject to awards and the price per share payable upon the exercise of outstanding awards shall be equitably adjusted by the Committee to reflect such changes.

    Eligibility. Any person who performs or has performed services for Paravant or a Paravant affiliate, whether as a director, officer, employee, consultant or independent contractor, and any person who performs services relating to Paravant or a Paravant affiliate in the capacity of an employee or independent contractor of an entity providing services to or on behalf of Paravant, is eligible to participate in the Stock Incentive Plan.

    Stock Options. The Committee may grant awards under the Stock Incentive Plan to eligible persons in the form of stock options to purchase shares of Paravant's common stock. Awards may be in the form of incentive stock options (qualifying for special tax treatment) or nonqualified stock options. Only participants who are employees of Paravant or its subsidiaries are eligible to receive incentive stock option grants.

    Stock options may be granted under the Stock Incentive Plan with such provisions as the Committee shall deem appropriate at the time of grant. Each option granted must satisfy the following requirements:

     The option must be evidenced by a written option agreement setting forth the terms and restrictions of the award (which need not be identifical for different recipients);

     The option agreement must set forth the number of shares purchasable upon exercise of the option. Options granted to any recipient in a single fiscal year shall not cover more than 100,000 shares;

     The exercise price per share shall not be less than the fair market value on the date of grant with respect to an incentive stock option. If an incentive stock option is granted to an individual who, on the date of grant, owns more than 10% of the total combined voting power of Paravant (a 'Major Shareholder'), the exericse price must be at least 110% of the fair market value on the date of grant;

     The expiration date of any option granted to an employee shall be not later than the 10th anniversary of the date of grant. In the case of an incentive stock option granted to a Major Shareholder, the expiration date shall not be later than the 5th anniversary of the date of grant. In general, an option shall expire at the earlier of (1) the expiration date described above or set forth in the option agreement, (2) one year after the date of the recipient's death, (3) one year after the recipient's total and permanent disablity, (4) 90 days after the retirement of the recipient under Paravant's normal retirement policies, or (5) immediately following the termination of the recipient's employment for any reason other than death, disablity or retirement (subject to such permissible adjustment as the Committee may make in the option agreement);

     The option agreement shall set forth any vesting schedule applicable to the option (which may be accelerated at any time at the option of the Committee);

     The aggregate fair market value, determined as of the date of grant, of Paravant stock with respect to which any incentive stock options may become exercisable for the first time in any calendar year shall not exceed $100,000;

     Payment for shares upon the exercise of an option may be made in cash, wholly or partially in the form of Paravant common stock with a fair market value equal to the exercise price, or by authorizing Paravant to retain shares that otherwise would be issuable upon the option's exercise having a total fair market value equal to the option price; provided, however, that no person may exercise options to purchase more than 10,000 shares during any one-year period by payment in the form of Paravant common stock unless approved by the Board;

     No option is transferable other than by will or the laws of descent and distribution; and

     In the event of a change in control of Paravant, the Board may vote to immediately terminate all options outstanding under the Stock Incentive Plan or accelerate the expiration date of all options to the 10th day after the effective date of the change in control. If the

     Board votes to terminate the options, Paravant shall make a cash payment to the option holders equal to the difference between the exercise price and the fair market value of the shares that would have been subject to the terminated option.

    Performanced-Based Options. Up to 1,500,000 of the shares subject to the Stock Incentive Plan may be used for Performance Based Options, and the maximum number of Performance Based Options granted with respect to any single fiscal year is 500,000. 'Performance Based Options' are options granted to either senior corporate executive officers of Paravant (as identified by the Board) or presidents of operating subsidiaries of Paravant and which are awarded based upon Paravant performance standards set by the Board. At this time a total of nine Paravant employees would be eligible to receive Performance Based Options.

    Restricted Stock. A grant of restricted stock involves the immediate issuance by Paravant to a participant of ownership of a specific number of shares of common stock. The recipient is entitled immediately to voting, dividend and other ownership rights in such shares. Restricted stock may be granted under the Stock Incentive Plan with such provisions as the Committee shall deem appropriate at the time of grant. Each restricted stock grant must be evidenced by a written agreement setting forth the restrictions on such shares, including the period of restriction during which the recipient may not transfer such shares. In the event of a change in control of Paravant, the Board may vote to remove immediately all restrictions on the restricted shares.

    Stock Bonuses. The Committee may grant shares of common stock to participants in such amounts as the Committee may determine in its sole and absolute discretion. Such grants shall be evidenced by a written agreement setting forth the terms of any such grant.

    Amendment; Termination. The Board may alter, amend or terminate the Stock Incentive Plan at any time without shareholder approval, except that the Board may condition any amendment on shareholder approval if such approval is necessary or advisable with respect to tax, securities or other laws.

    Duration. Awards may be granted under the Stock Incentive Plan only during the ten years immediately following its effective date.

CERTAIN FEDERAL INCOME TAX EFFECTS

    The following is a brief summary of the principal federal income tax consequences of participating in the Stock Incentive Plan under current laws and regulations. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND, AMONG OTHER THINGS, DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES.

    Incentive Stock Options. If an incentive stock option is granted to a participant in accordance with the terms of the Stock Incentive Plan, no income will be recognized by such participant at the time the option is granted. Generally, upon exercise of an incentive stock option granted under the Stock Incentive Plan, a participant will not recognize any income, and Paravant will not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares of stock received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the participant to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period). Generally, however, if the participant disposes of shares of stock acquired upon exercise of an incentive stock option within two years after the date of grant or within one year after the date of exercise (a 'disqualifying disposition'), the participant will recognize ordinary income, and Paravant will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the shares on the date of exercise over the purchase price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the participant on the disqualifying disposition over the fair market value of the shares on the date of exercise of such option will ordinarily constitute capital gain.

    Delivery of shares upon exercise of an incentive stock option is subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the shares, be required to pay Paravant a cash amount equal to the amount of required withholdings.

    Nonqualified Stock Options. A participant who receives a grant of a non-qualified stock option in accordance with the terms of the Stock Incentive Plan will recognize income at the time the option is granted unless the option does not have a readily ascertainable fair market value and the grant of the option does not constitute a transfer of the underlying stock. Upon exercise of a non-qualified stock option, a participant will recognize as ordinary income the excess of the fair market value of the shares of stock received on the date of exercise over the option exercise price. Upon the sale of the stock by the participant, the difference between the amount realized in the sale and the fair market value of the stock on the date the option was exercised is generally recognized by the participant as a capital gain or loss. Upon the exercise of the option, Paravant receives a deduction equal to the amount included in income by the participant.

    Restricted Stock Grants. A participant will not recognize income upon the receipt of restricted stock. If the participant makes an election under Section 83(b) of the Internal Revenue Code, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed by the restricted stock agreement) at the time of transfer over any amount paid by the participant therefor; and on the sale of such stock, the difference between the fair market value at the time of transfer and the net proceeds of the sale will generally be taxed as capital gain or loss. If a participant makes a Section 83(b) election with respect to common stock that is subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of such election. If a particpiant does not make any Section 83(b) election, the particpant will recognize ordinary income in the year or years in which the restrictions terminate, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions expire or are removed over any amount paid by the participant therefor. If a Section 83(b) election has not been made, any dividends received with respect to common stock subject to restrictions will be treated as additional compensation income and not as dividend income.

NEW PLAN BENEFITS

    Because no grants have been made and future grants are not currently known, the future benefits to be distributed under the Stock Incentive Plan are not determinable at this time.

VOTES REQUIRED AND BOARD RECOMMENDATION

    Approval of the Stock Incentive Plan by the shareholders will require that the votes cast in favor of the proposal at the Annual Meeting exceed the votes against the proposal. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote. The proxies named in the proxy card intend to vote 'for' the approval of the Stock Incentive Plan unless otherwise instructed on the proxy card.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' APPROVAL OF THE PARAVANT INC. STOCK INCENTIVE PLAN.

                                STOCK OWNERSHIP

    The following table shows the amount of common stock of Paravant beneficially owned (unless otherwise indicated) by (i) any person who is known by the Paravant to be the beneficial owner of more than 5% of the outstanding shares of Paravant's common stock, (ii) Paravant's directors, (iii) the executive officers named in the Summary Compensation Table set forth below and
(iv) all of Paravant's directors and executive officers as a group (all as of the Record Date):

                                                              SHARES OF PARAVANT
                                                                    COMMON
                                                              STOCK BENEFICIALLY
                                                                     OWNED
                                                              -------------------
                                                               NUMBER     PERCENT
                                                               ------     -------
Directors and other named Executive Officers
Krishan K. Joshi(1).........................................  1,550,776     9.0%
William R. Craven(2)........................................    454,977     2.6%
Richard P. McNeight(3)......................................    933,235     5.4%
James E. Clifford...........................................    695,666     4.1%
C. Hyland Schooley..........................................    652,750     3.8%
John P. Singleton(4)........................................     63,000     *
Michael F. Maguire(5).......................................     66,500     *
Paul E. Blackwell(6)........................................     11,000     *
All executive officers and directors as a group
  (9 persons)...............................................  4,472,904    25.3%

Shareholders
C. David Lambertson.........................................    882,167     5.2%
  4391 Dayton Xenia Road,
  Dayton, OH 45432

---------

*  Less than 1% of the outstanding common stock.

(1) Includes (i) 130,620 shares held by UES, Inc. of which Mr. Joshi owns 58% of the outstanding shares of its common stock and which, as a result, he controls; (ii) 347,480 shares held by Mr. Joshi's spouse; and (iii) 233,334 shares subject to options that are currently exercisable.

(2) Includes 136,334 shares subject to options that are currently exercisable.

(3) Includes 98,000 shares subject to options that are currently exercisable.

(4) Includes 63,000 shares subject to options that are currently exercisable.

(5) Includes 50,500 shares subject to options that are currently exercisable.

(6) Includes 10,000 shares subject to options that are currently exercisable.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Paravant's directors, executive officers and persons holding more than ten percent of Paravant's common stock to file reports of ownership and changes in ownership of the common stock with the SEC. The directors, officers and ten percent shareholders are required by the SEC regulations to furnish Paravant with copies of all Section 16(a) reports that they file. The SEC has designated specific due dates for these reports and Paravant must identify in this proxy statement those persons who did not file these reports when due.

    Based solely on its review of copies of the reports received by Paravant and written representations from certain reporting persons, Paravant believes that only the following reports were not timely filed in fiscal 2000: Mr. Singleton failed to timely file a Form 4 reporting a direct dispostion of shares in February 2000; and Mr. Kevin Bartczak, the former Chief Financial Officer of Paravant, failed to timely file a Form 4 reporting an exercise of a stock option in June 2000 until August 2000.

                        DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information as of January 22, 2001, concerning Paravant's directors and executive officers.

                                                                                             YEAR FIRST
                                                    PRESENT POSITION(S)                       BECAME A
                NAME                                   WITH PARAVANT                   AGE    DIRECTOR
                ----                                   -------------                   ---    --------
Krishan K. Joshi.....................  Chairman and Director(1)(3)                     63       1989
William R. Craven....................  President, Chief Executive Officer and          52       1994
                                         Director(2)
John C. Zisko........................  Vice President, Chief Financial Officer,        51         --
                                         Treasurer, and Assistant Secretary
James E. Clifford....................  Vice President of Mergers and Acquisitions,     64       1998
                                         Secretary and Director(1)(3)
Richard P. McNeight..................  President of Paravant Computer Systems, Inc.    50       1994
                                         and Director
C. Hyland Schooley...................  President of STL of Ohio, Inc. and Director     67       1998
Michael F. Maguire...................  Director(1)(2)(3)                               74       1995
John P. Singleton....................  Director(1)(2)(3)                               64       1997
Paul E. Blackwell....................  Director                                        59       2000

---------

(1) Member of Compensation Committee

(2) Member of Audit Committee

(3) Member of Stock Option Committee

    Krishan K. Joshi. From 1976 to date, Mr. Joshi has served as founder, chairman and president of UES, a technology development company. Following the acquisition of a controlling interest in Paravant by UES in December of 1989, he became Chairman, Chief Executive Officer and President of Paravant. However, in April 1994, he resigned as President of Paravant, and he continued to serve as Chairman and Chief Executive Officer of Paravant until December 2000 when he resigned as Chief Executive Officer of Paravant. He has also been Chairman of Astro Industries, Inc., a manufacturer and distributor of aerospace wire and cable products, since August 1980. He holds a Bachelor of Science degree in Mathematics and Physics from Punjab University in India, a Bachelors degree in Aeronautical and Astronautical Engineering from Ohio State University and Master of Science degree in Engineering from the University of Dayton, Ohio, and has engaged in Doctoral studies in Mechanical Engineering at the University of Cincinnati.

    William R. Craven. Mr. Craven joined Paravant in September 1991 as a Vice President in charge of Marketing and served in that capacity continually to December 1998, when he became Vice President in charge of Corporate Development. On January 1, 2000, Mr. Craven was named President and Chief Operating Officer of Paravant, and in December 2000 he was appointed Chief Executive Officer. He has served as a director of Paravant since 1994. From 1990 to 1991, he was employed as a Vice President of Marketing for Telxon Corp., a manufacturer of hand-held computers and software systems. From 1982 to 1990, he served as a Vice President of Mead Corp., a manufacturer of paper products and provider of electronic services, in a variety of positions, including marketing, product development and joint ventures. For three years during that period, he acted as President of Seiko Mead Company, a Japanese-American joint venture established to manufacture color computer printers and copiers. Mr. Craven holds a Bachelor of Science degree in Physics and Mathematics from Birmingham Southern College.

    John C. Zisko. Mr. Zisko joined Paravant as Vice President, Chief Financial Officer and Treasurer in June 2000. From 1997 to 1999 Mr. Zisko was the Vice President of Finance for Premier Refractories International, a subsidiary of the Alpine Group. From 1995 to 1997 Mr. Zisko held the position of Vice President of Finance and Chief Financial Officer of Hosposable Products Inc. From 1989 to 1995 Mr. Zisko was the Vice President of Finance and Chief Financial Officer for CMS Gilbreth Packaging Systems Inc.

    James E. Clifford. From 1999 to date, Mr. Clifford has served as executive Vice President Mergers and Acquisitions for the Corporation. Upon the completion of Paravant's acquisition in 1998 of EDL and STL, Mr. Clifford became Executive Vice President, Chief Operating Officer, Secretary and Treasurer of STL of Ohio, Inc. and a director of Paravant. Mr. Clifford became Secretary of Paravant in March 2000. From 1995 to December 1997, Mr. Clifford was a director of Paravant. From 1989 to October 1998, Mr. Clifford served as President and Director of EDL, a manufacturer of aircraft avionics and flight control electronics. Mr. Clifford served as an officer in the U. S. Air force for 23 years, attaining the rank of Colonel specializing in air lift and aircraft acquisition programs. Mr. Clifford holds Bachelors and Masters of Science degrees in Electrical Engineering from Oklahoma State University.

    Richard P. McNeight. From June 1994 to date, Mr. McNeight has served as President of Paravant Computer Systems, Inc. and a director of Paravant. From 1984 until June 1994, Mr. McNeight served as a Vice President and General Manager of Paravant Computer Systems, Inc. From 1982 to 1984, he was employed by Siemen's Corporation as a senior member of its systems engineering staff. From 1972 to 1982, he worked for ITT's North Telecommunications Division in several positions as a software engineering director and manager and engineer. Mr. McNeight holds a Bachelors degree in Applied Science/Engineering from the University of Wisconsin and a Masters degree in Computer Information/Control Engineering from the University of Michigan.

    C. Hyland Schooley. Upon the completion of Paravant's acquisition of STL, Mr. Schooley became a director of Paravant. He has served as the President of STL since its founding in April 1990 and is now President of STL of Ohio, Inc. STL of Ohio, Inc. is the successor company to STL following the acquisition by Paravant. Prior to forming STL, he held various positions for 28 years with Systems Research Laboratories, Inc. (SRL) in Dayton, Ohio. His final position at SRL was that of Manager of the SIGINT Division. Prior to joining SRL, he held engineering positions with NCR and Hughes Aircraft Co. He holds a Bachelor of Science degree in Electrical Engineering from the University of Missouri (Columbia) and has attended graduate school at Ohio State University.

    Michael F. Maguire. Since 1986, Mr. Maguire has been employed as President of Maguire Investment Management, Inc., a consulting firm founded by him. From 1973 through 1986, he was an officer of Harris Corp., a computer manufacturer, attaining the position of senior vice president. From 1962 to 1973, Mr. Maguire served in various capacities with Perkin Elmer, a manufacturer of analytical instruments and life-science systems, including as an engineering manager, vice president, general manager and group vice president. From 1950 to 1962, he held various engineering design and management positions with General Electric, Pratt & Whitney, and Sperry Gyroscope companies. He is currently a director of Health First Health Plans. Mr. Maguire previously served as a director of OMI, Concurrent Computer Corporation, Cybergard Corporation and Data Products East Corporation. In 1950, he received a Bachelor of Science degree in electrical engineering from Rensselear Polytechnic Institute and in 1955 a Masters of Science degree from the University of Connecticut.

    John P. Singleton. Since 1996, Mr. Singleton has been employed as President of Singleton and Associates, a computer technology and consulting firm founded by him. From 1992 to 1996, he was Vice President and General Manager of Business Development for IBM/Integrated Systems Solution Corporation. From 1982 to 1992, Mr. Singleton was an officer of Security Pacific Corporation, the fifth largest bank in the United States, attaining the position of Vice Chairman and Chief Operating Officer of the corporation and member of the Office of the Chairman. From 1976 to 1982, he was the Executive Vice President of Data Processing and Bank Operations for the Maryland National Bank. From 1973 to 1976, Mr. Singleton held the position of President and Chief Executive Officer, MISAC for Great Western Finance Corporation, Information Systems Subsidiary. From 1971 to 1973, he was the Senior Vice President of Data Processing and Bank Operations for Security National Bank. From 1969 to 1971, Mr. Singleton was the Chief Operating Officer of the Data Processing Division for the Federal Reserve Board. He is currently a director and chairman of the board for IFS International, Inc., an integrated banking solutions company. Mr. Singleton is also a director for Tech-Metrics, Inc. and a board member for the California

Angels American League Baseball Team. Mr. Singleton holds a Bachelor of Science degree in Business Management from Arizona State University.

    Paul E. Blackwell. Lieutenant General Blackwell joined the Board of Directors of Paravant in May 2000. From 1996 to the present, Lt. Gen. Blackwell has been employed as an independent business consultant supporting several major defense industry organizations. Prior to initiating the consultancy business, Lt. Gen. Blackwell had a distinguished military career with the U.S. Army spanning thirty-one years where he attained the rank of Lieutenant General. He held a variety of command and staff positions during his military career and served in several US Army Divisions, including light infantry, airborne infantry, mechanized infantry, motorized infantry, and armor. Among his assignments, he served at the Pentagon as Deputy Chief of Staff for Operations and Plans, Department of the Army, and as Commanding General 2nd Armored Division, Garlstedt, Federal Republic of Germany, and Commander, III Corps (Forward), Maastrich, The Netherlands.

                             EXECUTIVE COMPENSATION

    Under rules established by the SEC, Paravant is required to provide certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer; (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2000; and
(3) up to two additional officers whose annual salaries and bonuses exceeded $100,000 during fiscal 2000 but who were not executive officers at the end of fiscal year 2000 (the 'Named Executive Officers').

SUMMARY COMPENSATION TABLE

    The following table sets forth certain compensation information for the Named Executive Officers:

                                            ANNUAL COMPENSATION                                 LONG TERM COMPENSATION
                                           ----------------------                      ----------------------------------------
                                                                                          AWARDS                      PAYOUTS
                                                                                          ------       SECURITIES     -------
                                                                         OTHER          RESTRICTED     UNDERLYING      LTIP
                                  FISCAL                                 ANNUAL            STOCK        OPTIONS/      PAYOUTS
  NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)   BONUS ($)   COMPENSATION ($)   AWARD(S) ($)     SARS (#)      ($)(1)
  ---------------------------      ----    ----------   ---------   ----------------   ------------     --------      ------
Krishan K. Joshi(3) ............   2000     200,000      19,250        -0-               -0-             -0-          -0-
 Chairman                          1999     107,147      25,000        -0-               -0-            125,000       -0-
                                   1998     117,846       -0-          -0-               -0-            150,000       -0-
William R. Craven ..............   2000     161,287      27,548        -0-               -0-             -0-           2,935
 President and Chief Executive     1999     153,343      35,778        -0-               -0-             35,000        2,749
 Officer                           1998     140,299      30,000        -0-               -0-             28,000        2,849
James E. Clifford(4) ...........   2000     169,963      10,198        -0-               -0-             -0-           5,250
 Vice President -- Mergers and     1999     169,963      61,187        -0-               -0-             -0-           5,000
 Acquisitions                      1998       --          --           --                 --              --           --
Richard P. McNeight ............   2000     187,606      18,168        -0-               -0-             -0-           4,800
 President -- Paravant Computer    1999     179,224      43,258        -0-               -0-             45,000        4,999
 Systems, Inc.                     1998     168,614      40,000        -0-               -0-             28,000        4,683
C. Hyland Schooley(4) ..........   2000     165,460       9,928        -0-               -0-             -0-           5,250
 President -- STL of Ohio, Inc.    1999     155,076      55,827        -0-               -0-             -0-           5,000
                                   1998       --          --           --                 --              --           --


                                       ALL OTHER
  NAME AND PRINCIPAL POSITION     COMPENSATION ($)(2)
  ---------------------------     -------------------
Krishan K. Joshi(3) ............        40,000
 Chairman                               14,833
                                          -0-
William R. Craven ..............        32,228
 President and Chief Executive          23,007
 Officer                                  -0-
James E. Clifford(4) ...........        67,985
 Vice President -- Mergers and          67,464
 Acquisitions                             --
Richard P. McNeight ............        37,521
 President -- Paravant Computer         23,759
 Systems, Inc.                            -0-
C. Hyland Schooley(4) ..........        66,184
 President -- STL of Ohio, Inc.         62,030
                                          --

---------
(1) Represents matching funds for 401(k) Profit Sharing Plan.
(2) Represents deferred compensation pursuant to the terms of the Deferred Compensation Plan that provides for a certain percentage of the officers annual compensation be deferred annually.
(3) Reflects compensation for Mr. Joshi's part-time work for Paravant. Mr. Joshi served as Chief Executive Officer of Paravant during fiscal 2000.
(4) Messrs. Clifford and Schooley were not employed by Paravant prior to fiscal 1999.

OPTION GRANTS DURING FISCAL YEAR 2000

    Paravant did not grant any stock options to any of the Named Executive Officers during the fiscal year ended September 30, 2000.

AGGREGATED OPTION EXERCISES DURING FISCAL YEAR 2000 AND FISCAL YEAR END OPTION VALUES

    The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended September 30, 2000 and the number and value of options held at fiscal year end which are currently exercisable:


                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                 SHARES                          OPTIONS AT FY-END             AT FY-END ($)(1)
                              ACQUIRED ON       VALUE       ---------------------------   ---------------------------
            NAME              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ------------   ------------   -----------   -------------   -----------   -------------
Krishan K. Joshi,
  Chairman(2)...............     --             --            141,668        133,332       $ 18,884        $37,766
William R. Craven,
  President and Chief
  Executive Officer.........     --             --            115,334         32,666        103,734         18,946
James E. Clifford,
  Vice President - Mergers
  & Acquisitions............     --             --             --             --             --             --
Richard P. McNeight,
  President - Paravant
  Computer Systems, Inc. ...     --             --            163,667         39,333        127,650         24,360
C. Hyland Schooley,
  President - STL of Ohio,
  Inc. .....................     --             --             --             --             --             --

---------
(1) The values of Unexercised-in-the-Money Options represents the aggregate amount of the excess of $2.75, the closing sales price for a share of common stock on September 29, 2000, over the relevant exercise price of all 'in-the-money' options held on such date.
(2) Mr. Joshi served as Chief Executive Officer of Paravant during fiscal 2000.

INCENTIVE STOCK OPTION PLAN

    Under Paravant's Incentive Stock Option Plan, options to purchase a maximum of 2,955,000 shares of common stock may be granted to officers, directors and other key employees of Paravant. Options granted under the Incentive Plan are intended to qualify as 'incentive stock options' as defined in the Internal Revenue Code.

    The Incentive Plan is administered by the Board of Directors and the Stock Option Committee, which determines which persons are to receive options, the number of options granted and the exercise prices thereof. In the event an optionee voluntarily terminates his employment with Paravant, the optionee generally has the right to exercise his accrued options within thirty days of such termination. If an optionee's employment is involuntarily terminated other than because of death, he has the right to exercise his accrued options within thirty days of such termination. Upon death, the optionee's estate or heirs have one year to exercise said optionee's accrued options. The maximum term of any option is generally ten years, and the option price per share may not be less than the fair market value of Paravant's shares at the date the option is granted. However, options granted to persons owning more than 10% of Paravant's voting shares may not have a term in excess of five years, and the option price per share may not be less than 110% of fair market value. Paravant may redeem any accrued but unexercised option held by an optionee by paying him the difference between the option exercise price and the then fair market value.

    If the aggregate fair market value of the shares of common stock (determined at the time the option is granted) with respect to which incentive stock options are exercisable for the first time by such optionee during any calendar year (under all such plans) exceeds $100,000, then only the first $100,000 of such shares so purchased will be treated as incentive options and any excess over $100,000 so purchased shall be treated as options which are not incentive stock options. This rule shall be applied by considering options in the order or sequence in which they are granted. Options must be granted within ten years from the effective date of the Incentive Plan.

    Options granted under the Incentive Plan are not transferable other than by will or by the laws of descent and distribution. Options granted under the Incentive Plan are protected by anti-dilution provisions increasing the number of shares issuable thereunder and reducing the exercise price of such option, under certain conditions. The Incentive Plan will terminate on December 22, 2004 or on such earlier date as the Board of Directors may determine. Any option outstanding at the termination date will remain outstanding until it expires or is exercised in full, whichever occurs first. As of January 1, 2001, options to acquire an aggregate of 2,693,464 shares of Paravant's common stock at exercise prices ranging from $0.72 per share to $6.00 per share had been granted under the Incentive Plan to key employees and directors. In the case of options granted under the Incentive Plan to employees, such options vest and are exercisable at a rate no greater than 33 1/3% each continuous year in which the employee is employed on a full time basis by Paravant.

DESCRIPTION OF EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND
CHANGE OF CONTROL ARRANGEMENTS

    In December 2000 Paravant entered into employment agreements with Messrs. Joshi and Craven providing for annual salaries of $200,000 for each of them. The agreements will terminate on December 31, 2002. In the event of death or disability, the agreements provide for payments of compensation for twelve months. Each of the agreements provides for severance pay of full compensation for one year in the event of termination of employment by Paravant without cause. Each of the agreements also provides for immediate vesting of granted but unvested stock options and other benefits to the extent permitted under the Internal Revenue Code in the event of termination of employment by Paravant without cause, due to disability, or in the case of a change of control (defined to include a sale, merger of combination wherein the resulting entity controls 33% or more of the voting stock and there is more than a 50% change in the composition of the Board). In addition, each of the agreements provides for twelve months additional severance benefits in the event the employee is terminated without cause during the first year following a change of control. Each of the agreements also includes a covenant not to compete which precludes engaging in the design, manufacture or sale of rugged computers within the United States after the term of employment for a period of one year. Each of the agreements contemplates that the term of employment thereunder will be reviewed at the first Board meeting in each fiscal year for the succeeding calendar year.

    Paravant has entered into an employment agreement Mr. McNeight providing for an annual salary of $181,680. The agreement will terminate on December 31, 2001. The agreement provides for payment of compensation in the event of disability or death for twelve months. The agreements provides for severance pay of full compensation for two years in the event of termination of employment by Paravant without cause. The agreement also provides for immediate vesting of granted but unvested stock options and other benefits to the extent permitted under the Internal Revenue Code in the event of termination of employment by Paravant without cause, due to disability, or in the case of a change of control (defined to include a sale, merger of combination wherein the resulting entity controls 33% or more of the voting stock and there is more than a 50% change in the composition of the Board). In addition, the agreement provides for twelve months additional severance benefits in the event Mr. McNeight is terminated without cause during the first six months following a change of control. The agreement also includes a covenant not to compete which precludes engaging in the design, manufacture or sale of rugged computers within the United States after the term of employment for a period of two years. The agreement contemplates that the term of employment thereunder and certain other terms thereof will be reviewed at the first Board meeting in each fiscal year for the succeeding calendar year. The Board of Directors of Paravant has approved a new employment agreement for Mr. McNeight on substantially similar terms as those of Messrs. Joshi and Craven described above. Paravant expects that Mr. McNeight will enter into this employment agreement in the near future.

    On October 1, 1998, Paravant and each of Messrs. Clifford and Schooley entered into Employment Agreements. Pursuant to these Employment Agreements, Paravant has agreed to employ each such person for a period of forty-two months, and each employee has committed to be employed for a period ending no earlier than December 31, 2000. Each such employee is entitled to terminate his employment at any time if such employee recommends a qualified replacement to perform his job responsibilities and the other employees who were former EDL-STL shareholders approve, and Paravant approves, such qualified replacement. If Paravant's consent is unreasonably withheld, no damages would be payable, but the employee would be entitled to receive any cash earn-out provided for in connection with the EDL-STL acquisition which should have been paid as a performance bonus or additional compensation. If any such employee terminates his employment prior to December 31, 2000 (other than by reason of death or disability) with approval of Paravant, he will forfeit his share of such cash earn-out for any period ending after the date on which he terminates his employment. Pursuant to the Employment Agreements, Mr. Clifford serves as Executive Vice President, Secretary, Treasurer and Chief Operating Officer of STL at an annual salary of $169,300 and Mr. Schooley serves as President of STL at an annual salary of $169,998. Each of these Employment Agreements also includes a covenant pursuant to which each such employee has agreed that during the term of employment and for a period of five years thereafter, he shall not (except on behalf of Paravant or a subsidiary of Paravant while employed by Paravant or a subsidiary, or otherwise in accordance with Paravant's written consent) engage, directly or indirectly, in any business which competes in any manner within the United States with Paravant's business of design, manufacture, repair and sale of rugged and customized computer systems and medical computer assemblies or in any other business of design, development, manufacturing, sales or service engaged in or acquired by Paravant or any subsidiary of Paravant as of the date of the Employment Agreement or in which Paravant employs the employee during his employment under the Employment Agreement.

                              CERTAIN TRANSACTIONS

    In December 1991, Messrs. McNeight, Craven and Joshi were granted options covering 148,617 shares, 297,231 shares and 445,848 shares, respectively, of the Company's Common Stock held by UES Florida, Inc., a subsidiary of UES and an affiliate of the Company, each at an adjusted exercise price of $.15 per share. During April and June 1998, Messrs. McNeight, Craven and Joshi purchased 148,617 shares, 148,614 shares and 445,848 shares, respectively, of Common Stock from UES, a successor of UES Florida, Inc., pursuant to exercises of these options. During September 1999, Mr. Craven purchased 148,614 and 148,615 shares, respectively, of common stock from UES, a successor of UES Florida, Inc., pursuant to exercise of these options.

    On July 2, 1998, the Company entered into a loan agreement with UES, an affiliate of the Company, which is controlled by Mr. Joshi. The note receivable of $750,000 bore interest at 7%, payable monthly, and was due and paid in full on December 31, 1998. The note was personally guaranteed by Mr. Joshi and was secured by a pledge of shares of Common Stock owned by UES.

    On June 3, 1998, Paravant entered into a loan agreement with Mr. McNeight in order to advance him funds to pay the exercise price on certain stock options and taxes related thereto. The note receivable of $215,684 bears interest at the rate of interest then applicable for borrowing by Paravant under its then-existing line of credit or other primary lending arrangement with its primary lender, with interest payable annually, and matures on June 3, 2003.

    On October 8, 1998, following approval by Paravant's shareholders, Paravant consummated the acquisition of EDL-STL (the 'EDL-STL Acquisition'), effective October 1, 1998, acquiring all of the outstanding capital stock of EDL and substantially all of the assets of STL, EDL's majority-owned subsidiary in exchange for aggregate consideration consisting of (A) $8.7 million in cash,
(B) three-year $4.8 million notes bearing interest at the rate of 8% and
(C) 3,950,000 shares of common stock. In addition, a contingent cash earn-out will be payable by Paravant under specified circumstances over a period of up to five years based on EDL-STL's future profits. Messrs. Clifford, Schooley and Lambertson, each of whom is now either an executive officer or an owner of 5% of more of the outstanding shares of common stock of Paravant, were shareholders of either EDL or STL and received the following in connection with the EDL-STL Acquisition:

             NAME                  CASH      PRINCIPAL AMOUNT OF NOTE   SHARES OF COMMON STOCK
             ----                  ----      ------------------------   ----------------------
James E. Clifford.............  $1,550,000          $1,079,333                 882,167
C. Hyland Schooley............  $1,175,000          $  781,000                 651,750
C. David Lambertson...........  $1,550,000          $1,079,333                 882,167

    In addition, each of Messrs. Clifford, Schooley and Lambertson may receive earn-out amounts as described above and entered into employment agreements with Paravant as described in 'Description of Employment Agreements, Severance Arrangements and Change of Control Arrangements.'

    Beavercreek Enterprises, an Ohio partnership among certain UES employees, including Mr. Joshi, owns a three bedroom residential condominium in Melbourne, Florida, consisting of approximately 1,450 square feet. The partnership rents this apartment to Paravant at $1,000 per month that includes its apportioned real estate taxes, pursuant to a month to month lease arrangement. For each of the fiscal years ended September 30, 2000 and 1999, Paravant paid such partnership $12,000 for the use of such condominium. This apartment is used to house Paravant's executives, including Messrs. Craven and Joshi, when they are visiting Paravant's headquarters, as well as select customers.

    Beavercreek Enterprises owns the building located at 4391 Dayton-Xenia Road, Dayton, Ohio 45432. The principal executive offices of EDL and STL of Ohio (STL) are located in this building and are rented under separate leases with Beavercreek Enterprises.

    The offices of STL are rented pursuant to a lease dated September 1, 1999 between Beavercreek Enterprises and STL for a lease term beginning September 1, 1999 and ending on August 31, 2004. The lease payments were $13,759 per month from September 1, 1999 to August 31, 2000. From September 1, 2000 through August 31, 2001 lease payments will be $14,030 per month. For the one year periods ended August 31, 2002, 2003 and 2004, the monthly lease payments will be $14,307, $14,589 and $14,877, respectively.

    The offices of EDL are rented pursuant to a lease dated September 1, 1999 (which has been amended once) between Beavercreek Enterprises and EDL for a lease term beginning September 1, 1999 and ending on August 31, 2004. The lease payments were $10,938 per month from September 1, 1999 to August 31, 2000. From September 1, 2000 through October 31, 2000 lease payments were $12,665 per month. From November 1, 2000 through August 31, 2001 lease payments are $12,915 per month. For the one year periods ended August 31, 2002, 2003 and 2004, the monthly lease payments will be $14,669, $14,988 and $15,282, respectively.

                             AUDIT COMMITTEE REPORT

    In connection with the preparation and filing of Paravant's Annual Report on Form 10-KSB for the year ended September 30, 2000:

     The Audit Committee reviewed and discussed the audited financial statements with management;

     The Audit Committee discussed with the independent auditors the material required to be discussed by SAS 61; and

     The Audit Committee reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of Paravant that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended September 30, 2000.

John P. Singleton (Chairman)
Michael F. Maguire
William R. Craven

                  INFORMATION CONCERNING INDEPENDENT AUDITORS

    Paravant has selected the firm of KPMG LLP to serve as the independent auditors for Paravant for the current fiscal year ending September 30, 2001. That firm served as Paravant's independent auditors for its fiscal year ended September 30, 2000.

                             SHAREHOLDER PROPOSALS

    Shareholders interested in presenting a proposal for consideration at Paravant's annual meeting of shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Paravant's bylaws. To be eligible for inclusion, shareholder proposals must be received by Paravant's Corporate Secretary no later than September 28, 2001. Proposals submitted outside the provisions of Rule 14a-8 will be considered untimely if submitted after December 12, 2001.

                                 OTHER MATTERS

    As of the date of this proxy statement, Paravant knows of no business that will be presented for consideration at the Annual Meeting other than the item referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to Paravant will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such recommendation, in accordance with the judgement of the proxy holder.

                                 ANNUAL REPORT

    A copy of Paravant's Annual Report for the fiscal year ended September 30, 2000 accompanies this Proxy Statement. Additional copies may be obtained by writing to John C. Zisko, Chief Financial Officer, at 89 Headquarters Plaza North, Suite 1421, Morristown, New Jersey 07960.

                                      By Order of the Board of Directors,

                                      JAMES E. CLIFFORD
                                      Vice President of Mergers and Acquisitions and Secretary

Morristown, New Jersey
Dated: January   , 2001

                                                                      APPENDIX A

                                 PARAVANT INC.
                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

    The Audit Committee (the 'Committee') is appointed by the Board of Directors (the 'Board') of Paravant Inc. (the 'Company') to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

     Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     Monitor the independence and performance of the Company's independent auditors.

     Provide an avenue of communication among the independent auditors, management and the Board.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Committee members shall meet the requirements of the Nasdaq National Market. The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors by June 1, 2001, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement (or will become able to do so within a reasonable period of time following his or her appointment to the Committee). At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, a chief financial officer or other senior officer with financial oversight responsibilities.

    Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    In fulfilling its oversight responsibilities, the Committee will:

Review Procedures

 1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and have the document published at least every three years in accordance with Securities and Exchange Commission ('SEC') regulations.

 2. Review the Company's annual audited financial statements prior to filing or distribution. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

 3. In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and internal controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

 4. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9 below).

Independent Auditors

 5. As the independent auditors are ultimately accountable to the Committee and the Board, review the independence and performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

 6. Approve the fees and other significant compensation to be paid to the independent auditors.

 7. On an annual basis, review and discuss with the independent auditors all significant relationships they have with or services they provide to the Company that could impair their objectivity and independence.

 8. Review the independent auditors' audit plan and discuss with them scope, staffing, locations, reliance upon management and general audit approach.

 9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal Compliance

11. On an annual basis, review with the Company's legal counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

12. Annually prepare a report to shareholders as required by SEC regulations. The report should be included in the Company's annual proxy statement.

13. Perform any other activities consistent with this Charter, the Company's By-laws and governing laws as the Committee or the Board deems necessary or appropriate.

14. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                                                      APPENDIX B
                                 PARAVANT INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I -- PURPOSE

    1.01. Purpose. The Paravant Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees of Paravant Inc. and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the 'Company') will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an 'employee stock purchase plan' under Section 423 of the Internal Revenue Code of 1986, as amended (the 'Code'). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                           ARTICLE II -- DEFINITIONS

    2.01. 'Base Pay' shall mean regular straight time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

    2.02. 'Committee' shall mean the individuals described in Article X.

    2.03. 'Common Stock' means the Common Stock, par value $0.015 per share of the Company.

    2.04. 'Company' means Paravant Inc.

    2.05. 'Effective Date' means the date as determined in Section 16 herein.

    2.06. 'Employee' means any person employed by the Company.

    2.07. 'Plan' means the Paravant Inc. Employee Stock Purchase Plan as amended from time to time.

    2.08. 'Subsidiary Corporation' shall mean any present or future corporation which (i) would be a 'subsidiary corporation' of Paravant Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                  ARTICLE III -- ELIGIBILITY AND PARTICIPATION

    3.01. Initial Eligibility. Any employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.

    3.02. Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

    3.03. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the Plan:

        (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

        (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

    3.04. Commencement of Participation. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Chief Financial Officer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                            ARTICLE IV -- OFFERINGS

    4.01. Semiannual Offerings. The Plan will be implemented by semiannual offerings of the Company's Common Stock (the 'Offerings') beginning on the 1st day of July, 2001, and on each January 1 and July 1 thereafter until the Plan is amended or terminated as provided in Section 11.05. Each Offering that commences on January 1 shall terminate on the following June 30 of that year and each Offering that commences on July 1 shall terminate on the following
December 31 of that year. As used in the Plan, 'Offering Commencement Date' means the January 1 or July 1, as the case may be, on which the particular Offering begins and 'Offering Termination Date' means the June 30 or
December 31 as the case may be, on which the particular Offering terminates.

    Prior to each Offering Commencement Date, the Committee shall determine, in its discretion, and shall communicate in writing to participants, the maximum number of shares subject to purchase during the related six-month Offering period; provided, however, that the number of shares subject to purchase in an Offering shall not exceed the maximum number of shares which may be issued under the Plan, as specified in Section 9.01, less the total number of shares purchased under the Plan by participants prior to such Offering.

                        ARTICLE V -- PAYROLL DEDUCTIONS

    5.01. Amount of Deduction. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his base pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's base pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

    5.02. Participant's Account. All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account except when on leave of absence and then only as provided in Section 5.04.

    5.03. Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

    5.04. Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect:

        (a) to withdraw the balance in his or her account pursuant to
    Section 7.02;

        (b) to discontinue contributions to the Plan but remain a participant in the Plan; or

        (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                        ARTICLE VI -- GRANTING OF OPTION

    6.01. Number of Option Shares. On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

        an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Offering
    (iii) divided by 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date.

    The market value of the Company's Common Stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's base pay during the period of an Offering shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 26 or the participant's hourly rate by 1040; provided that, in the case of a part time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

    6.02. Option Price. The option price of Common Stock purchased with payroll deductions made during such semiannual Offering for a participant therein shall be the lower of:

        (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market or the Nasdaq SmallCap Market; or

        (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market or the Nasdaq SmallCap Market. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                       ARTICLE VII -- EXERCISE OF OPTION

    7.01. Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purpose of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01), and any excess in his account at that time will be returned to him.

    7.02. Withdrawal of Account. By written notice to the Chief Financial Officer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his account at such time.

    7.03. Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any employee promptly following the termination of an Offering, without interest.

    7.04. Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

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


    7.05 Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the Common Stock purchased upon exercise of his option.

                           ARTICLE VIII -- WITHDRAWAL

    8.01. In General. As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the Chief Financial Officer of the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering.

    8.02. Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

    8.03. Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 11.01.

    8.04. Termination of Employment Due to Death. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

        (a) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

        (b) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

    In the event that no such written notice of election shall be duly received by the office of the Chief Financial Officer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

    8.05. Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of. (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

    8.06. Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee.

                              ARTICLE IX -- STOCK

    9.01. Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be 350,000 shares. If the total number of shares for which options are exercised on any

Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him as promptly as possible.

    9.02. Participant's Interest in Option Stock. The participant will have no interest in Common Stock covered by his option until such option has been exercised.

    9.03. Registration of Stock. Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Chief Financial Officer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designate by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

    9.04. Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

        (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

        (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                          ARTICLE X -- ADMINISTRATION

    10.01. Appointment of Committee. The Board of Directors shall appoint a committee (the 'Committee') to administer the Plan, which shall consist of no fewer than three members of the Board of Directors.

    10.02. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

    10.03. Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members hall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                          ARTICLE XI -- MISCELLANEOUS

    11.01. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Chief Financial Officer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan.

    11.02. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 7.02.

    11.03. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

    11.04. Adjustment Upon Changes in Capitalization.

        (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options.

        (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

    11.05. Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

    11.06. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

    11.07. Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

    11.08. Effective Date. The Plan shall become effective as of July 1, 2001, subject to approval by the holders of the majority of the stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 2001. If the Plan is not so approved, the Plan shall not become effective.

    11.09. No Employment Rights. Other than as specifically provided herein, the Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

    11.10. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

    11.11. Governing Law. The law of the State of Florida will govern all matters relating to this Plan except to the extent that the laws of the United States supersede such laws.

    IN WITNESS WHEREOF, the Company hereby causes this Plan to be executed on
this    day of          , 2001.

PARAVANT INC.

By:
    ..................................
Print Name:
           ...........................
Title:
      ................................

Approved by the Shareholders on      .

                                                                      APPENDIX C
                                 PARAVANT INC.
                              STOCK INCENTIVE PLAN

    1. Purpose. The purpose of the Paravant Inc. Stock Incentive Plan (the 'Plan') is to further the interests of Paravant Inc., a Florida corporation (the 'Company'), its subsidiaries and its shareholders by providing incentives in the form of grants of incentive stock options, nonqualified stock options, restricted stock and stock bonuses to key employees, independent contractors and other persons who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions or strategic relationships with the Company and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company and its subsidiaries in attracting and retaining key persons.

    2. Definitions. The following definitions shall apply to this Plan:

        (a) 'Affiliate' means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

        (b) 'Authorized Shares' means the total number of shares which the charter or articles of incorporation permits the Company to sell.

        (c) 'Award' means, individually or collectively, a grant under the Plan of a Nonqualified Stock Option, an Incentive Stock Option, Restricted Stock or Stock Bonus.

        (d) 'Board' means the board of directors of the Company.

        (e) 'Change of Control' means any of the following events:

           (i) any person (as such term is used in Section 13(d) of the Exchange
       Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 30% or more of the Company's outstanding voting shares or of securities of the Company that are entitled to vote generally in the election of directors of the Company ('Voting Securities') representing 30% or more of the combined voting power of all Voting Securities of the Company;

           (ii) individuals who, as of the Effective Date of the Plan, constitute the Board ('Incumbent Board') cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the Effective Date whose election or nomination for election by the Company's shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened 'election contest' relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act), 'tender offer' (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below)) shall be deemed to be members of the Incumbent Board; or

           (iii) approval by the shareholders of the Company of either of the following:

               A. a merger, reorganization, consolidation or similar transaction (any of the foregoing, a 'Merger') as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 60% of, respectively, the outstanding voting shares and the combined voting power of the Voting Securities resulting from such Merger in substantially the same proportions as immediately before such Merger; or

               B. a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

        (f) 'Code' means the Internal Revenue Code of 1986, as amended.

        (g) 'Committee' means the committee appointed by the Board for the purpose of administering the Plan. If the Board does not appoint a committee, 'Committee' means the Board.

        (h) 'Common Stock' means the Common Stock, par value $0.015 per share of the Company.

        (i) 'Company' means Paravant Inc.

        (j) 'Date of Grant' means the date or time when the Company completes the corporate action constituting an offer of stock for sale to an individual under the terms and conditions of a statutory option.

        (k) 'Effective Date' means the date as determined in Section 17 herein.

        (l) 'Eligible Person' means: (i) any individual who performs or has in the past performed services for the Company or any Affiliate thereof, whether as a director, officer, employee, consultant or other independent contractor; or (ii) any individual who performs services relating to the Company or any Affiliate thereof in his or her capacity as an employee or independent contractor of a corporation or other entity that provides services to or on behalf of the Company.

        (m) 'Employee' means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

        (n) 'Employee Recipient' means an Employee who receives an Award.

        (o) 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

        (p) 'Fair Market Value' means the fair market value of the Common Stock. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the mean between the high and low sales prices of the Common Stock as reported by The NASDAQ Stock Market on that date or, if the Common Stock is listed on a stock exchange, the mean between the high and low sales prices of the stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings.

        (q) 'Incentive Stock Option' means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or a predecessor corporation of any such corporation.

        (r) 'Non-employee Director' means a director or member of a committee who qualifies as a 'Non-employee Director' within the meaning of paragraph
    (b)(3) of Rule 16b-3.

        (s) 'Nonqualified Stock Option' means a stock option granted pursuant to the Plan that is not an Incentive Stock Option and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or Subsidiary of the Company or a predecessor corporation of any such corporation.

        (t) 'Option' means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.

        (u) 'Option Agreement' means a written agreement entered into between the Company and a Recipient, which sets out the terms and restrictions of an Option Award granted to the Recipient.

        (v) 'Option Shareholder' shall mean a Recipient who has acquired shares upon exercise of an Option.

        (w) 'Option Shares' means Shares that a Recipient receives upon exercise of an Option.

        (x) 'Performance Based Options' means those Options which are granted to Recipients who are either senior corporate executive officers of the Company (as identified by the Board) or presidents of operating Subsidiaries and which are awarded based upon Company performance standards set by the Board.

        (y) 'Period of Restriction' means the period beginning on the Date of Grant of a Restricted Stock Award and ending on the date on which the Restricted Stock Shares subject to such Award are released from all restrictions imposed upon such Shares.

        (z) 'Plan' means the Paravant Inc. Stock Incentive Plan as amended from time to time.

        (aa) 'Recipient' means an eligible person who receives an Award.

        (bb) 'Restricted Stock' means an Award granted to a Recipient pursuant to Section 8 hereof.

        (cc) 'Restricted Stock Agreement' means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of a Restricted Stock Award granted to the Recipient.

        (dd) 'Rule 16b-3' means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

        (ee) 'Share' means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

        (ff) 'Subsidiary' means any corporation that is a 'subsidiary corporation' with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions of the Plan applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a 'parent corporation' with respect to the Company under Section 424(e) of the Code.

    3. Administration. The Committee will administer this Plan. The Committee has the exclusive power to select the Recipients of Awards pursuant to this Plan, to establish the terms of the Awards granted to each Recipient, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an Eligible Person warrants an Award under this Plan, and to determine the size and type of the Award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to an Employee Recipient without constituting a termination of the Employee Recipient's employment for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

    4. Shares Subject to Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares that may be subject to Awards under the Plan shall be two million seven hundred thousand (2,700,000) of the authorized shares on the Effective Date of the Plan. If an Award should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to such Award shall, unless the Plan has then terminated, be available for other Awards under the Plan. Up to one million five hundred thousand (1,500,000) of the Shares subject to the Plan may be used for Performance Based Options. The maximum number of Performance Based Options granted with respect to any single fiscal year shall be five hundred thousand (500,000).

    5. Eligibility. Any Eligible Person that the Committee in its sole discretion designates is eligible to receive an Award under this Plan, provided, however, that Incentive Stock Options may be granted only to Employees. The Committee's grant of an Award to a Recipient in any year does not require the Committee to grant an Award to such Recipient in any other year. Furthermore, the Committee may grant different Awards to different Recipients and has full discretion to choose whether to grant Awards to any Eligible Person. The Committee may consider such factors as it deems pertinent in selecting Recipients and in determining the types and sizes of their Awards, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) the expected profits for the current or future years;
(iii) the contributions of a prospective Recipient to the profitability and success of the Company or its Subsidiaries; (iv) the existence and quality of a strategic relationship with the Company or its Subsidiaries, and (v) the adequacy of the prospective Recipient's other compensation. Recipients may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested. Eligible Recipients may be awarded Performance Based Options in addition to any other Award issued pursuant to this Plan and granted by the Committee. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a Recipient under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any Recipient.

    6. Grant of Awards to officers and/or directors. The selection of an officer or director as a Recipient and the timing, price and number of Shares for which an Award may be granted to that officer or director will be determined either
(i) by the entire Board or (ii) by, or only in accordance with, the recommendations of a committee of two or more persons, having full authority to act in the matter, of which all members are Non-employee Directors.

    7. Options. Each Option granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Recipient will satisfy the following requirements:

        (a) Written Agreement. Each Option granted to a Recipient will be evidenced by an Option Agreement. The terms of the Option Agreement need not be identical for different Recipients. The Option Agreement shall include a description of the substance of each of the requirements in this Section 7 with respect to that particular Option.

        (b) Number of Shares. Each Option Agreement shall specify the number of Shares that may be purchased by exercise of the Option. Options granted to any Recipient in a single fiscal year of the Company shall not cover more than 100,000 Shares.

        (c) Exercise Price. Except as provided in Section 7(l), the exercise price of each Share subject to an Incentive Stock Option shall equal the exercise price designated by the Committee on the Date of Grant, but shall not be less than the Fair Market Value of the Share on the Incentive Stock Option's Date of Grant. The exercise price of each Share subject to a Nonqualified Stock Option shall equal the exercise price designated by the Committee on the Date of Grant.

        (d) Duration of Option. Except as provided in Section 7(l), an Incentive Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier date as is set by the Committee in establishing the terms of the Incentive Stock Option at grant. Except as provided in Section 7(l), a Nonqualified Stock Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or at such earlier or later date as is set by the Committee in establishing the terms of the Nonqualified Stock Option at grant. If a Recipient's employment or affiliation with the Company terminates before the expiration date of an Option granted to the Recipient, the Option shall expire on the date stated in the Option Agreement. If no date is provided in the Option Agreement, the Option shall expire on the earliest of the dates described in subsections (f), (g), (h), and (i) of this Section; provided that an Incentive Stock Option shall not expire later than the tenth anniversary of its Date of Grant. Furthermore, expiration of an Option may be accelerated under subsection (j) of this Section.

        (e) Vesting of Option. Each Option Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any Option at any time.

        (f) Death. In the case of the death of a Recipient, an Incentive Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the Option's expiration date. During the one-year period following the Recipient's death, the Incentive Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 11 herein. In the case of the death of a Recipient, a Nonqualified Stock Option granted to the Recipient shall expire on the one-year anniversary of the Recipient's death, or if earlier, the Option's expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period beginning on the date of the Recipient's death and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 11 herein.

        (g) Disability. In the case of the total and permanent disability of an Employee Recipient and a resulting termination of employment with the Company, an Incentive Stock Option granted to the Employee Recipient shall expire on the one-year anniversary of the Employee Recipient's last day of employment, or, if earlier, the Option's expiration date. During the one-year period following the Employee Recipient's termination of employment by reason of disability, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Employee Recipient became disabled, subject to any adjustments under Section 11 herein. In the case of the total and permanent disability of an Employee Recipient and a resulting termination of employment with the Company, a Nonqualified Stock Option granted to the Employee Recipient shall expire on the one-year anniversary of the Employee Recipient's last day of employment, or, if earlier, the Option's expiration date, unless the Committee sets an earlier or later expiration date in establishing the terms of the Nonqualified Stock Option at grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Employee Recipient's last day of employment with the Company. During the period beginning on the date of the Employee Recipient's termination of employment by reason of disability and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 11 herein.

        (h) Retirement. If the Employee Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, an Incentive Stock Option granted to the Employee Recipient will expire 90 days after the last day of employment, or, if earlier, on the Option's expiration date. During the 90-day period following the Employee Recipient's normal retirement, the Incentive Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 11 herein. If the Employee Recipient's employment with the Company terminates by reason of normal retirement under the Company's normal retirement policies, a Nonqualified Stock Option granted to the Employee Recipient will expire 90 days after the last day of employment, or, if earlier, on the Option's expiration date, unless the Committee sets an earlier or later expiration date in the terms of the Option Agreement or a later expiration date subsequent to the Date of Grant but prior to the end of the 90-day period following the Employee Recipient's normal retirement. During the period beginning on the date of the Employee Recipient's normal retirement and ending on the date the Nonqualified Stock Option expires, the Nonqualified Stock Option may be exercised as to the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Section 11 herein.

        (i) Termination of Service or Affiliation. If an Employee Recipient ceases employment with the Company for any reason other than death, disability, or retirement (as described above) or if a Recipient other than an Employee Recipient ceases affiliation with the Company for any reason other than death, an Option granted to the Recipient shall lapse immediately following the last day that the Recipient is employed by or affiliated with the Company. However, the Committee may, in its sole discretion, either at grant of the Option or at the time the Recipient terminates employment or affiliation, delay the expiration date of the Option to a date after termination of employment or affiliation; provided, however, that the expiration date of an Incentive Stock Option may not be delayed more than 90 days following the termination of an Employee Recipient's employment with the Company. During any such delay of the expiration date, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 11 herein. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by or affiliated with the Company.

        (j) Change of Control. If a Change of Control occurs, the Board may vote to immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the tenth day after the effective date of the Change of Control. If the Board votes to immediately terminate the Options, it shall make a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

        (k) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Option Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 10 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

        (l) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110 percent of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

        (m) Maximum Option Grants. The aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

        (n) Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option
    (1) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (2) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (3) complies with such other reasonable requirements as the Committee establishes pursuant to Section 10 of the Plan.

        Payment for Shares with respect to which an Option is exercised may be made (i) in cash or by certified check; (ii) wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price; or
    (iii) by authorizing the Company to retain Shares that otherwise would be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option price, provided, however, that if payment is made using the method provided in (ii) or (iii), no person may exercise Options to purchase more than 10,000 Shares during any one-year period by payment in the form of Common Stock having a Fair Market Value equal to the exercise price unless approved by the Board. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

        (o) Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

        (p) Designation of Beneficiary. Each Recipient who is an individual shall designate, on a form provided by the Committee, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Option Agreements.

        (q) Nontransferability of Option. An Option granted under this Section to a Recipient who is an individual is not transferable except by will or the laws of descent and distribution. During the lifetime of such Recipient, all rights of the Option are exercisable only by him or her. Notwithstanding the foregoing, Recipients who are not individuals may transfer and/or assign Options to successors in interest following a merger, sale, or other similar transaction.

    8. Restricted Stock. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Recipients in such amounts as the Committee shall determined in its sole and absolute discretion. Each Restricted Stock Award granted to a Recipient under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Restricted Stock Award granted to a Recipient will satisfy the following requirements:

        (a) Written Agreement. Each Restricted Stock Award granted to a Recipient will be evidenced by a Restricted Stock Agreement. The terms of the Restricted Stock Agreement need not be identical for different Recipients. The Restricted Stock Agreement shall specify the Period of Restriction, or Periods. In addition, the Restricted Stock Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Restricted Stock Award.

        (b) Number of Shares. Each Agreement shall specify the number of Restricted Stock Shares awarded to the Recipient.

        (c) Transferability. Except as provided in this subsection (c), the Restricted Stock Shares granted under this Plan to Recipients who are individuals may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable

    Period of Restriction established by the Committee at grant and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee at grant and specified in the Restricted Stock Agreement. Notwithstanding the foregoing, Recipients who are not individuals may transfer and/or assign the Restricted Stock Shares to successors in interest following a merger, sale, or other similar transaction.

        (d) Other Restrictions. The Committee shall impose such other restrictions on any Restricted Stock Shares granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific Company-wide, Subsidiary, and/or individual performance goals, and/or restrictions under applicable federal or state securities laws, and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Recipients make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Restricted Stock Shares. The Committee may also impose such restrictions as required in order for a grant of Restricted Stock to be exempt from section 162(m) of the Code.

        (e) Certificate Legend. In addition to any legends placed on certificates pursuant to subsection 8(d) above, each certificate representing Restricted Stock Shares granted pursuant to this Plan shall bear the following legend:

           'The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Paravant Inc. Stock Incentive Plan, as amended, and in a Restricted Stock
       Agreement dated               . A copy of the Plan and the Restricted
       Stock Agreement may be obtained from the Chief Financial Officer of Paravant Inc.'

        (f) Removal of Restrictions. Except as otherwise provided in this
    Section 8, Restricted Stock Shares shall become freely transferable by the Recipient after the last day of the Period of Restriction. Once the Restricted Stock Shares are released from the restrictions, the Recipient shall be entitled to have the legend required by subsection (e) above removed from his Share certificate.

        (g) Voting Rights. During the Period of Restriction, Recipients holding Restricted Stock Shares may exercise full voting rights with respect to such Shares.

        (h) Dividends and Other Distributions. During the Period of Restriction, Recipients holding Restricted Stock Shares shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Shares with respect to which they were paid.

        (i) Death. In the case of the death of a Recipient, the restrictions on the Recipient's Restricted Stock Shares shall expire on the date of such Recipient's death.

        (j) Disability. In the case of the total and permanent disability of an Employee Recipient and a resulting termination of employment with the Company, the restrictions on the Employee Recipient's Restricted Stock Shares shall expire on such Recipient's last day of employment.

        (k) Retirement. If an Employee Recipient's employment terminates by reason of normal retirement under the Company's normal retirement policies, the restrictions on the Employee Recipient's Restricted Stock Shares shall expire on such Recipient's last day of employment.

        (l) Termination of Service or Affiliation. If an Employee Recipient ceases employment for any reason other than death, disability, or retirement (as described above) or if a Recipient other than an Employee Recipient ceases affiliation with the Company for any reason other than death, all nonvested Restricted Stock Shares held by the Recipient shall be forfeited immediately and returned to the Company; provided, however, that the Committee, in its sole and absolute discretion, shall have the right to provide for expiration of the restrictions on Restricted Stock Shares following termination of employment or affiliation, upon such terms and provisions as it deems proper.

        (m) Change of Control. If a Change of Control occurs, the Board may vote to remove immediately all restrictions on Restricted Stock Shares as of the date of the Change of Control.

        (n) Designation of Beneficiary. Each Recipient who is an individual shall designate, in the Restricted Stock Agreement he executes, a beneficiary to receive Restricted Stock Shares awarded hereunder in the event of his death prior to removal of all restrictions on such Shares; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive such Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Such Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Restricted Stock Agreements.

    9. Stock Bonuses. Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Stock to Recipients in such amounts as the Committee shall determined in its sole and absolute discretion. Each Stock Bonus granted to a Recipient will satisfy the following requirements:

        (a) Written Agreement. Each Stock Bonus granted to a Recipient will be evidenced by a Stock Agreement. The terms of the Stock Agreement need not be identical for different Recipients. The Stock Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Stock Bonus.

        (b) Number of Shares. Each Agreement shall specify the number of Shares awarded to the Recipient.

    10. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes with respect to any Award under this Plan. If a Recipient chooses to pay for Shares with respect to which an Option is exercised using either of the methods found in Sections 7(n)(ii) or 7(n)(iii), then Shares may be used to satisfy any of the above mentioned withholding tax requirements.

    Awards can be granted, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

    Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

    With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

    11. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Awards are authorized to be granted under this Plan, the number and class of Shares then subject to Awards previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Award outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Award would have been entitled to receive in connection with such event.

    12. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences incurred by a Recipient or other person with respect to an Award.

    13. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders of the Company. The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, the Plan, Recipients or Eligible Persons are subject. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Award granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Award was granted or the holder currently entitled to exercise it. Nothing under this Plan shall limit the right of the Company to create another plan providing Nonqualified Stock Options, Incentive Stock Options, Restricted Stock grants, or Stock Bonus grants.

    14. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

    15. Duration of Plan. Awards may be granted under this Plan only during the 10 years immediately following the original effective date of this Plan.

    16. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

    17. Effective Date. The effective date of this Plan shall be the earlier of
(i) the date on which the Board adopts the Plan or (ii) the date on which the Shareholders approve the Plan.

    Adopted by the Board of Directors on                    .

    Approved by the Shareholders on                    .

PROXY                             APPENDIX 1

                                 PARAVANT INC.

           PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PARAVANT INC.
            FOR THE ANNUAL MEETING OF SHAREHOLDERS -- MARCH 22, 2001

    The undersigned hereby appoints William R. Craven and John C. Zisko, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Paravant Inc. ('Paravant) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Paravant to be held at the offices of Paravant Computer Systems, Inc. at 3520 Dixie Highway N.E., Palm Bay, Florida 32905, at 10:00 A.M. (local time) on March 22, 2001, and at any adjournment or postponement thereof.

    1. Election of Directors:

                   [ ] FOR all nominees listed below                   [ ] WITHHOLD APPROVAL to vote for
                       (except as marked to the contrary below)            all nominees listed below

   Krishan K. Joshi, William R. Craven, James E. Clifford, Richard P. McNeight,
   C. Hyland Schooley, Michael F. Maguire, John P. Singleton and Paul E.
   Blackwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

________________________________________________________________________________

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

    2. Approval of the Paravant Inc. Employee Stock Purchase Plan:

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    3. Approval of the Paravant Inc. Stock Incentive Plan:

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN

    4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     Date:______________________

                                                 _______________________________
                                                             Signature

                                                 _______________________________
                                                             Signature

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.